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                                                                    EXHIBIT 23.3

                 CONSENT OF PERSON ABOUT TO BE NAMED A DIRECTOR

    The undersigned consents to be named in the Registration Statement on Form S-1 of EarthLink Network, Inc. (the "Company") as a person about to become a director of the Company.

November 7, 1996                           /s/ PAUL MCNULTY
                                           -------------------------------------
                                           Paul McNulty